EXHIBIT 23.1



                  CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


     As independent public accountants, we hereby consent to the incorporation by reference in this Form 10-K of our report dated February 8, 1998 included in the Company's previously filed Registration Statements No. 333-4198 on Form S-3; and No. 33-92468 and No. 333-36151 and No. 33-83736 on
Form S-8 and Post-Effective Amendment No. 1 to Form S-8 of Trigen Energy Corporation and subsidiaries as of December 31, 1998.



                              /S/  Arthur Andersen LLP

                              ARTHUR ANDERSEN LLP

March 29, 1999
Stamford, Connecticut